Exhibit 10.11
DEED OF TRUST NOTE B

$10,000,000	McLean, Virginia
August 28, 2007
     FOR VALUE RECEIVED, SUNRISE CONNECTICUT AVENUE ASSISTED LIVING, L.L.C., a limited liability company organized under the laws of the Commonwealth of Virginia (the “Borrower”), promises to pay to the order of CHEVY CHASE BANK, F.S.B., a federally chartered savings bank its successors and assigns (the “Lender”), the principal sum of TEN MILLION DOLLARS ($10,000,000) (the “Principal Sum”), together with interest thereon at the rate hereinafter provided, in accordance with the Loan Agreement (as hereinafter defined) and the following:
     1. Interest.
     Commencing as of the date hereof and continuing until repayment in full of all sums due hereunder, the unpaid Principal Sum shall bear interest at the fluctuating rate based on an independent index which is the average of interbank offered rates for one-month dollar deposits in the London Market as reported in The Wall Street Journal (the “Index”) plus 225 basis points per annum (the “LIBOR Rate”) which rate shall be adjusted for any reserve requirements imposed upon the Lender from time to time. The LIBOR Rate does not necessarily represent the lowest rate of interest charged by the Lender to borrowers. If the Index becomes unavailable during the term of this Note, the Lender may designate a substitute index after giving notice to the Borrower. The LIBOR Rate will be adjusted on the first day of each month, based on the value of the Index as published in The Wall Street Journal as of the first business day of each month. All interest payable under the terms of this Note shall be calculated on the basis of a 365-day year. The LIBOR Rate shall be in effect for a period of the number of days indicated (each a “LIBOR Period”), in any case extended to the next succeeding Business Day (as defined in the Loan and Security Agreement of even date herewith) when necessary, beginning on the date hereof or the expiration date of the then-current LIBOR Period.
     2 . Payments and Maturity.
     The unpaid Principal Sum, together with interest thereon at the rate provided above, shall be payable as follows:
          (a) Interest only commencing on October 1, 2007 and continuing on the same day of each and every month thereafter, to and including August 1, 2009;
          (b) Unless sooner paid, the unpaid Principal Sum, together with interest accrued and unpaid thereon, shall be due and payable in full on August 28, 2009.
     3. Default Interest.
     Upon the occurrence of an Event of Default (as hereinafter defined) the unpaid Principal Sum shall bear interest thereafter until such Event of Default is cured at the Post Default Rate (as defined in the Loan Agreement).

     4. Late Charges.
     In the event that any payment due under the terms of this Note is not received by the Lender within fifteen (15) days of the date such payment is due (inclusive of the date when due), the Borrower shall pay to the Lender on demand a late charge equal to five percent (5%) of such payment.
     5. Application and Place of Payments.
     All payments made on account of this Note, including prepayments, shall be applied first to the payment of any prepayment fee due hereunder, second to any late charge then due hereunder, third to the payment of accrued and unpaid interest then due hereunder, and the remainder, if any, shall be applied to the unpaid Principal Sum, with application first made to all principal installments then due hereunder, next to the outstanding principal balance due at maturity and thereafter to the unpaid principal installments in the inverse order of maturity. All payments on account of this Note shall be paid in lawful money of the United States of America in immediately available funds during regular business hours of the Lender at its principal office in Chevy Chase, Maryland or at such other times and places as the Lender may at any time and from time to time designate in writing to the Borrower.
     6. Prepayment.
          (a) The Borrower may prepay the Principal Sum in whole or in part, at any time or from time to time, upon ten (10) days prior written notice to the Lender, without premium or penalty.
          (b) Payment of the indebtedness evidenced by this Note in whole or in part subsequent to the occurrence of an Event of Default shall be deemed to be a prepayment of the Principal Sum subject to any prepayment fee due hereunder.
     7. Other Financing Documents.
     The term “Financing Documents” as used in this Note shall mean collectively this Note, the Deed of Trust (as hereinafter defined) and any other instrument, agreement, or document previously, simultaneously, or hereafter executed and delivered by the Borrower and/or any other person, singularly or jointly with any other person, evidencing, securing, guaranteeing, or in connection with this Note or the Principal Sum evidenced hereby.
     8. Security.
     This Note is secured by, among other things, a Deed of Trust, Assignment, Security Agreement and Fixture Filing (Loan B) of even date herewith from the Borrower to Alexandra Johns and Ellen-Elizabeth Lee, trustees (the “Deed of Trust”), covering the Borrower’s fee simple interest in certain real property located in the District of Columbia, described in Exhibit A attached hereto and made a part hereof and all other property, real and personal, more particularly described in the Deed of Trust (the “Property”).

     9. Events of Default.
     The occurrence of any one or more of the following events shall constitute an event of default (individually, an “Event of Default” and collectively, the “Events of Default”) under the terms of this Note:
          (a) The failure of the Borrower to pay to the Lender when due any and all amounts payable by the Borrower to the Lender under the terms of this Note; or
          (b) The occurrence of a default or an event of default under the terms and conditions of any of the other Financing Documents, which default or event of default remains uncured beyond any applicable grace and/or cure period provided therefor.
     10. Remedies.
     Upon the occurrence of an Event of Default, at the option of the Lender, all amounts payable by the Borrower to the Lender under the terms of this Note shall immediately become due and payable by the Borrower to the Lender without notice to the Borrower or any other person, and the Lender shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Financing Documents and all applicable laws. The Borrower and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the Borrower, guarantors and endorsers.
     11. Consent to Jurisdiction.
     The Borrower irrevocably submits the to jurisdiction of any state or federal court sitting in the Commonwealth of Virginia over any suit, action, or proceeding arising out of or relating to this Note. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that the Borrower may now or hereafter have to the laying the venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon the Borrower and may be enforced in any court in which the Borrower is subject to jurisdiction by a suit upon such judgment provided that service of process is effected upon the Borrower as provided in this Note or as otherwise permitted by applicable law.
     12. Service of Process.
          (a) The Borrower hereby irrevocably designates and appoints CT Corporation, 4701 Cox Road, Suite 301, Glen Allen, Virginia 23060, as the Borrower’s authorized agent to accept and acknowledge on the Borrower’s behalf service of any and all process that may be served in any suit, action, or proceeding instituted in connection with this Note in any state or federal court sitting in the Commonwealth of Virginia. If such agent shall cease so to act, the Borrower shall irrevocably designate and appoint without delay another such agent in the Commonwealth of Virginia satisfactory to the Lender and shall promptly deliver to the Lender evidence in writing of such agent’s acceptance of such appointment and its agreement that such appointment shall be irrevocable.
          (b) The Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by (i) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to the Borrower and (ii) serving a copy thereof upon the agent, if any, hereinabove designated and appointed by the Borrower as the Borrower’s agent for service of process. The Borrower irrevocably agrees that such service shall be deemed to be service of process upon the Borrower in any such suit, action, or proceeding. Nothing in this Note shall affect the right of the Lender to serve process in any manner otherwise permitted by law and nothing in this Note will limit the right of the Lender otherwise to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.
     13. Expenses.
     The Borrower promises to pay to the Lender on demand by the Lender all costs and expenses incurred by the Lender in connection with the collection and enforcement of this Note, including, without limitation, all reasonable attorneys’ fees and expenses and all court costs.
     14. Notices.
     Any notice, request, or demand to or upon the Borrower or the Lender shall be deemed to have been properly given or made when delivered in accordance with Section 9.3 of the Deed of Trust.
     15. Miscellaneous.
     Each right, power, and remedy of the Lender as provided for in this Note or any of the other Financing Documents, or now or hereafter existing under any applicable law or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or any of the other Financing Documents or now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers, or remedies. No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant, or agreement of this Note or any of the other Financing Documents, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Lender from exercising any such right, power, or remedy at a later time or times. By accepting payment after the due date of any amount payable under the terms of this Note, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an Event of Default for the failure to effect such prompt payment of any such other amount. No course of dealing or conduct shall be effective to amend, modify, waive, release, or change any provisions of this Note.

     16. Partial Invalidity.
     In the event any provision of this Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had not been contained in this Note, but only to the extent it is invalid, illegal, or unenforceable.
     17. Captions.
     The captions herein set forth are for convenience only and shall not be deemed to define, limit, or describe the scope or intent of this Note.
     18. Governing Law.
     The provisions of this Note shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia as the same may be in effect from time to time.
     19. Waiver of Trial by Jury.
     The Borrower and the Lender hereby waive trial by jury in any action or proceeding to which the Borrower and the Lender may be parties, arising out of or in any way pertaining to (a) this Note, (b) the other Financing Documents or (c) the Property. It is agreed and understood that this waiver constitutes a waiver of trial by jury of all claims against all parties to such actions or proceedings, including claims against parties who are not parties to this Note. This waiver is knowingly, willingly and voluntarily made by the Borrower, and the Borrower hereby represents that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrower further represents that it has been represented in the signing of this Note and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel.
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     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal by its duly authorized member as of the date first written above.

WITNESS OR ATTEST	SUNRISE CONNECTICUT AVENUE ASSISTED LIVING, L.L.C.

By: Sunrise Senior Living Investments, Inc., sole Member

/s/ Kelly L. Hayden	By :	/s/ James Pope	(SEAL)
Name: James Pope
Title: Vice President
     THIS IS TO CERTIFY that this is the Deed of Trust Note B described in the Deed of Trust, Assignment, Security Agreement and Fixture Filing (Loan B) from the Borrower to Alexandra Johns and Ellen-Elizabeth Lee trustees, securing the Lender and bearing even date herewith, said Deed of Trust Note B and Deed of Trust, Assignment, Security Agreement and Fixture Filing (Loan B) having been executed in my presence.

/s/ Notary Public
My Commission expires:

EXHIBIT A
PROPERTY DESCRIPTION
Lot 162 in Square 1989 in a subdivision made by Sunrise Connecticut Avenue Assisted Living, LLC, and others, as per plat recorded in Liber No. 194 at folio 37 among the Records of the Office of the Surveyor of the District of Columbia.